UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

_______________________________________

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2024, SOBR Safe, Inc. (the “Company”) entered into an inducement offer letter agreement (the “Inducement Letter”) with the holder (the “Holder”) of the Company’s warrants issued pursuant to the Amended and Restated Common Stock Purchase Warrants, with an initial exercise date of September 27, 2021, dated September 30, 2022, and the Amended and Restated Common Stock Purchase Warrants, with an initial exercise date of March 30, 2022, dated September 30, 2022, (collectively, the “Applicable Warrants”).

Pursuant to the Inducement Letter, the Holder agreed to convert all the Applicable Warrants at an exercise price of $0.27 per share, the Nasdaq Minimum Price on the date of exercise (such reduced exercise  price, the “New Exercise Price”). Simultaneously with the execution of the Inducement Letter, the Company received exercise notices from the Holder for the conversion of 10,319,163 of the Applicable Warrants, representing 100% of the Applicable Warrants.

The shares of common stock of the Company underlying the Applicable Warrants (the “Warrant Shares”) are eligible for resale pursuant to Rule 144 of the Securities Act or have been registered for resale pursuant to a registration statement on Form S-1 (File No. 333-267882) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Applicable Warrants will be effective for the resale of the Warrant Shares.

In exchange for the transactions contemplated hereunder, the Company shall concurrently issue the Holder 20,638,326 new warrants (the “New Warrant”) to subscribe for and purchase from the Company 20,638,326 shares (the “New Warrant Shares”).  The New Warrant exercise price shall be $0.27 subject to adjustment thereunder. The description of the Inducement Letter and Applicable Warrants are set forth in this report and are qualified in their entirety by reference to the full text of those documents, which are attached hereto as Exhibit 10.1 and 10.2 respectively.

Aegis Capital Corp. acted as warrant inducement agent and financial advisor in connection with the transaction and will receive a cash fee of 8% of the gross proceeds resulting from the warrant exercise, 1% non-accountable expenses and accountable expenses of $50,000. Kaufman & Canoles, P.C. represented Aegis in connection with the transaction. Lucosky Brookman LLP represented the Company in connection with the transaction.

Item 3.02. Unregistered Sales of Equity Securities.

The Company issued and sold the New Warrants and any shares of common stock issuable upon exercise of the New Warrants in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the Holder’s execution of the New Warrant, the Holder represented to the Company that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities to be purchased by it will be acquired solely for its own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law.

Item 9.01 Financial Statements and Exhibits.
Exhibit No.	Description
10.1	Form of Inducement Letter
10.2	Form of New Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: June 4, 2024	By:	/s/ David Gandini
David Gandini, Chief Executive Officer

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